Exhibit 99.1

Summit Materials, Inc. Reports Third Quarter 2023 Results
Establishes Summit Records for Revenue and Profitability
Sets Elevate Summit highs for ROIC and Adjusted EBITDA Margin
Raises 2023 Guidance
DENVER, CO. - (November 1, 2023) - Summit Materials, Inc. (NYSE: SUM) (“Summit,” “Summit Materials,” "Summit Inc." or the “Company”), a leading vertically integrated construction materials company, today announced results for the third quarter ended September 30, 2023. All comparisons are versus the quarter-ended October 1, 2022 unless noted otherwise.

	Three months ended
($ in thousands, except per share amounts)	September 30, 2023	October 1, 2022	% Chg vs. PY
Net revenue	$741,960	$686,009	8.2%
Operating income	127,983	127,062	0.7%
Net income	232,725	87,651	165.5%
Basic EPS	$1.93	$0.72	168.1%

Adjusted Cash Gross Profit	251,638	217,811	15.5%
Adjusted EBITDA	208,519	184,888	12.8%
Adjusted Diluted EPS	$0.81	$0.70	15.7%

"Once again I'm pleased to report we delivered record financial results this quarter as our sharp executional focus along with a more powerful, materials-led portfolio drove significant growth across the P&L," commented Anne Noonan, Summit Materials President and CEO. Year-to-date performance and enduring pricing trends allows us to again increase our 2023 Adjusted EBITDA guidance and carry strong momentum into 2024. Our dedicated teams throughout our footprint deserve the credit for powering Elevate Summit highs for Adjusted EBITDA margin and Return on Invested Capital. It's their commitment, together with our strategic direction that gives us confidence that Summit is well positioned to better seize the opportunities ahead of us.

"We look forward to our announced combination with Argos USA, which accelerates our materials-led strategy, enhances our scale and reach in cement, and bolsters our cash flow generation to fuel further Aggregates-oriented organic and inorganic growth opportunities. Importantly, we have cleared HSR review and are now on pace to close the transaction before the end of the first quarter of next year. When completed, we will be better positioned to capitalize on strong and durable demand tailwinds while leveraging proven expertise to materially upgrade profitability through synergy generation. With enhanced capabilities, world-class talent, and a strong balance sheet, Summit is well positioned to deliver superior growth and value creation to all of our shareholders."

2023 Guidance

For the full year 2023, Summit is increasing the low end of its Adjusted EBITDA guidance range to approximately $560 from $550 previously. The revised outlook is now for $560 million to $570 million in Adjusted EBITDA for the full year 2023. Summit maintains its outlook for 2023 capital expenditures of approximately $240 million to $260 million including greenfield projects.

Adjusted EBITDA is a non-GAAP measure. Refer to the “Non-GAAP Financial Measures” section for more information. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Third Quarter 2023 | Total Company Results

Net revenue increased $56.0 million, or 8.2% in the third quarter to $742.0 million, as increases in average sales prices across all lines of business more than offset lower volumes.

Operating income increased $0.9 million, or 0.7% in the third quarter to $128.0 million, driven by increases in average sales price that more than offset a combination of inflationary increases in cost of revenue, higher general and administrative expenses, and increased transaction costs versus the prior year period. Summit's operating margin percentage for the three months ended September 30, 2023, decreased to 17.2% from 18.5%, from the comparable period a year ago primarily reflecting the aforementioned transaction costs related to the Argos USA transaction.

Net income attributable to Summit Inc. increased to $230.0 million, or $1.93 per basic share, compared to $86.5 million, or $0.72 per basic share in the comparable prior year period due primarily to recognizing a tax receivable benefit of $153.1 million in connection with Summit's agreement to acquire all the rights and interest in the TRA from affiliates of Blackstone Inc. and other TRA holders. Excluding this gain as well as other customary adjustments, Summit reported adjusted diluted net income of $97.5 million, or $0.81 per adjusted diluted share, up from $84.2 million, or $0.70 per adjusted diluted share in the prior year period.

Adjusted EBITDA increased $23.6 million, or 12.8% to $208.5 million primarily reflecting strong pricing across all lines of business.

Third Quarter 2023 | Results by Line of Business

Aggregates Business: Aggregates net revenues increased by $16.3 million to $179.8 million in the third quarter. Aggregates adjusted cash gross profit margin was 59.0% in the third quarter as compared to 53.3% in the prior year period. Aggregates sales volume decreased 3.8% in the third quarter despite a positive impact from acquisitions. Due primarily to reduced residential activity, organic aggregates sales volumes declined 7.5% as lower volumes in British Columbia, Kansas, and Missouri more than offset organic aggregates volume growth in Virginia and North Texas. Average selling prices for aggregates increased 14.4%, maintaining strong levels and reflecting the cumulative effects of multiple pricing actions implemented in 2023.

Cement Business: Cement Segment net revenues increased 1.2% to $121.3 million in the third quarter. Cement Segment adjusted cash gross profit margin increased to 46.3% in the third quarter, compared to 42.5% in the prior year period as strong pricing gains combined with increased product mix of internally produced cement to more than offset inflationary cost conditions. Sales volume of cement decreased 11.3% reflecting, in part, a lower proportion of import volume relative to the prior year as well as wet condition in many northern markets. Average selling prices increased 13.9% in the third quarter due to the compounding effects of pricing actions implemented in January and July of 2023.

Products Business: Products net revenues were $346.8 million in the third quarter, up 11.5% versus the prior year period. Products adjusted cash gross profit margin increased to 20.0% in the third quarter primarily driven by asphalt margin expansion. Organic average sales price for ready-mix concrete increased 8.1% driven by pricing growth across all markets, including our key markets of Houston and Salt Lake City. Organic sales volumes of ready-mix concrete decreased 12.2% due to reduced residential activity. Organic average selling prices for asphalt increased 14.3%, due to pricing gains in North Texas and the Intermountain West. Organic asphalt sales volume increased 2.5% fueled by public infrastructure growth.

Third Quarter 2023 | Results By Reporting Segment

West Segment: The West Segment operating income increased $16.5 million to $89.6 million and Adjusted EBITDA of $117.8 million in the third quarter increased 19.9% versus the prior year period. Aggregates revenue increased 11.8% as 14.7% organic pricing growth was partially offset by 6.6% organic volume declines. Pricing growth was strongest in Houston, Intermountain West, and British Columbia. Ready-mix concrete revenue increased 16.1% as 7.8% organic pricing growth was only partially offset by lower organic volumes. Asphalt revenue increased 25.0% due to organic pricing growth of 15.9% including double-digit growth in North Texas and the Intermountain West. Asphalt organic volumes increased 3.7% versus the prior year period.

East Segment: The East Segment operating income of $34.2 million increased 20.2% versus the prior year period and Adjusted EBITDA increased 13.5% to $50.1 million, despite the impact of divestitures and reflecting constructive pricing conditions across Summit's markets. Aggregates revenue increased 8.4% versus the prior year period. Organic aggregates volumes decreased 8.4% as growth in Virginia and the Carolinas was more than offset by lower volumes in Kansas and Missouri.

Aggregates pricing increased 13.7% with solid growth across markets. Ready-mix concrete revenue decreased 7.9% with selling price growth of 9.5% more than offset by lower volumes. Due primarily to divestitures, asphalt revenue decreased to $7.8 million.

Cement Segment: The Cement Segment operating income increased 7.9% to $38.3 million. Adjusted EBITDA increased $3.8 million as revenue growth and favorable product mix combined to more than offset inflationary conditions. As noted above, in the third quarter, the Cement Segment reported a volume decreased of 11.3% and average selling price growth of 13.9%.

Liquidity and Capital Resources

As of September 30, 2023, the Company had $197.5 million in cash and $1.5 billion in debt outstanding. The Company's $395 million revolving credit facility has $374.1 million available after outstanding letters of credit. The reduction in the Company's cash position relative to the period ending April 1, 2023 primarily reflects cash used for payments related to the purchase of certain TRA interests.

For the quarter ended September 30, 2023, cash flow provided by operations was $243.6 million and cash paid for capital expenditures was $182.2 million.

As of September 30, 2023, approximately $149.0 million remained available for share repurchase under the Company's existing share repurchase program.

Webcast and Conference Call Information

Summit Materials will conduct a conference call on Thursday, November 2, 2023, at 11:00 a.m. eastern time (9:00 a.m. mountain time) to review the Company’s third quarter 2023 financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

A webcast of the third quarter results conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com or at the following link:
https://events.q4inc.com/attendee/991348107.

To participate in the live teleconference for third quarter 2023 financial results:

Domestic Live: 1-888-330-3416
International Live: 1-646-960-0820
Conference ID: 1542153

To listen to a replay of the teleconference, which will be available through November 9, 2023:

Domestic Replay: 1-800-770-2030
International Replay: 1-647-362-9199
Conference ID: 1542153

About Summit Materials

Summit Materials is a leading vertically integrated materials-based company that supplies aggregates, cement, ready-mix concrete and asphalt in the United States and British Columbia, Canada. Summit is a geographically diverse, materials-based business of scale that offers customers a single-source provider of construction materials and related downstream products in the public infrastructure, residential and nonresidential end markets. Summit has a strong track record of successful acquisitions since its founding and continues to pursue growth opportunities in new and existing markets. For more information about Summit Materials, please visit www.summit-materials.com.

Non-GAAP Financial Measures

The Securities and Exchange Commission (“SEC”) regulates the use of “non-GAAP financial measures,” such as Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, and Free Cash Flow which are derived on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We have provided these measures because, among other things, we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Our Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, and Free Cash Flow may vary from the use of such terms by others and should not be considered as alternatives to or more important than net income (loss), operating income (loss), revenue or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA, Adjusted EBITDA Margin, and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA are that these measures do not reflect: (i) our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) changes in, or cash requirements for, our working capital needs; (iii) interest expense or cash requirements necessary to service interest and principal payments on our debt; and (iv) income tax payments we are required to make. Because of these limitations, we rely primarily on our U.S. GAAP results and use Adjusted EBITDA, Adjusted EBITDA Margin and other non-GAAP measures on a supplemental basis.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, and Free Cash Flow reflect additional ways of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to U.S. GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure. Reconciliations of the non-GAAP measures used in this press release are included in the attached tables.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” "outlook," “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in Summit Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings; and the following:

–our dependence on the construction industry and the strength of the local economies in which we operate, including residential;
–the cyclical nature of our business;
–risks related to weather and seasonality;
–risks associated with our capital-intensive business;
–competition within our local markets;
–our ability to execute on our acquisition strategy and portfolio optimization strategy, successfully integrate acquisitions with our existing operations and retain key employees of acquired businesses;
–our dependence on securing and permitting aggregate reserves in strategically located areas;
–the impact of rising interest rates, and diminished liquidity and credit availability in the market generally;
–declines in public infrastructure construction and delays or reductions in governmental funding, including the funding by transportation authorities, the federal government and other state agencies particularly;
–our reliance on private investment in infrastructure, which may be adversely affected by periods of economic stagnation and recession;
–environmental, health, safety and climate change laws or governmental requirements or policies concerning zoning and land use;
–rising prices for, or more limited availability of, commodities, labor and other production and delivery inputs as a result of inflation, supply chain challenges or otherwise;
–conditions in the credit markets;
–our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us;
–material costs and losses as a result of claims that our products do not meet regulatory requirements or contractual specifications;
–cancellation of a significant number of contracts or our disqualification from bidding for new contracts;
–special hazards related to our operations that may cause personal injury or property damage not covered by insurance;
–unexpected factors affecting self-insurance claims and reserve estimates;
–our current level of indebtedness, including our exposure to variable interest rate risk;

–our dependence on senior management and other key personnel, and our ability to retain and attract qualified personnel;
–supply constraints or significant price fluctuations in the electricity and petroleum-based resources that we use, including diesel and liquid asphalt;
–climate change and climate change legislation or other regulations;
–unexpected operational difficulties;
–costs associated with pending and future litigation;
–interruptions in our information technology systems and infrastructure; including cybersecurity and data leakage risks;
–potential labor disputes, strikes, other forms of work stoppage or other union activities,
–the impact of the COVID-19 pandemic and responses to it, including vaccine mandates, or any similar crisis, on our activities; and
–material or adverse effects related to the pending Argos USA combination.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
($ in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September 30,	October 1,	September 30,	October 1,
	2023	2022	2023	2022
Revenue:
Product	$641,778	$587,138	$1,609,664	$1,485,746
Service	100,182	98,871	219,939	224,676
Net revenue	741,960	686,009	1,829,603	1,710,422
Delivery and subcontract revenue	52,837	66,738	129,732	149,826
Total revenue	794,797	752,747	1,959,335	1,860,248
Cost of revenue (excluding items shown separately below):
Product	412,784	392,187	1,086,299	1,042,888
Service	77,538	76,011	173,568	179,807
Net cost of revenue	490,322	468,198	1,259,867	1,222,695
Delivery and subcontract cost	52,837	66,738	129,732	149,826
Total cost of revenue	543,159	534,936	1,389,599	1,372,521
General and administrative expenses	50,895	39,232	150,731	136,897
Depreciation, depletion, amortization and accretion	57,452	52,133	163,133	150,483
Transaction costs	17,442	727	19,518	2,637
Gain on sale of property, plant and equipment	(2,134)	(1,343)	(5,787)	(6,293)
Operating income	127,983	127,062	242,141	204,003
Interest expense	28,013	21,980	83,335	62,728
Loss on debt financings	—	—	493	—
Tax receivable agreement (benefit) expense	(153,080)	—	(153,080)	954
Gain on sale of businesses	—	(4,115)	—	(174,373)
Other income, net	(3,583)	(3,283)	(14,771)	(4,956)
Income from operations before taxes	256,633	112,480	326,164	319,650
Income tax expense	23,908	24,829	39,923	74,033
Net income	232,725	87,651	286,241	245,617
Net income attributable to Summit Holdings (1)	2,680	1,162	3,363	3,307
Net income attributable to Summit Inc.	$230,045	$86,489	$282,878	$242,310
Earnings per share of Class A common stock:
Basic	$1.93	$0.72	$2.38	$2.01
Diluted	$1.92	$0.72	$2.37	$2.00
Weighted average shares of Class A common stock:
Basic	119,013,331	119,896,272	118,874,967	120,345,015
Diluted	119,725,693	120,383,312	119,558,974	121,078,150
________________________________________________________
(1) Represents portion of business owned by pre-IPO investors rather than by Summit.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	September 30,	December 31,
	2023	2022
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$197,475	$520,451
Accounts receivable, net	375,929	256,669
Costs and estimated earnings in excess of billings	40,985	6,510
Inventories	243,136	212,491
Other current assets	17,976	20,787
Current assets held for sale	1,702	1,468
Total current assets	877,203	1,018,376
Property, plant and equipment, less accumulated depreciation, depletion and amortization (September 30, 2023 - $1,387,348 and December 31, 2022 - $1,267,557)	1,974,532	1,813,702
Goodwill	1,241,472	1,132,546
Intangible assets, less accumulated amortization (September 30, 2023 - $18,115 and December 31, 2022 - $15,503)	68,814	71,384
Deferred tax assets, less valuation allowance (September 30, 2023 - $1,113 and December 31, 2022 - $1,113)	113,362	136,986
Operating lease right-of-use assets	38,380	37,889
Other assets	51,201	44,809
Total assets	$4,364,964	$4,255,692
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$3,822	$5,096
Current portion of acquisition-related liabilities	7,028	13,718
Accounts payable	173,127	104,031
Accrued expenses	147,619	119,967
Current operating lease liabilities	8,745	7,296
Billings in excess of costs and estimated earnings	8,539	5,739
Total current liabilities	348,880	255,847
Long-term debt	1,488,069	1,488,569
Acquisition-related liabilities	27,633	29,051
Tax receivable agreement liability	52,143	327,812
Noncurrent operating lease liabilities	34,838	35,737
Other noncurrent liabilities	105,668	106,686
Total liabilities	2,057,231	2,243,702
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 1,000,000,000 shares authorized, 119,112,950 and 118,408,655 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	1,192	1,185
Class B common stock, par value $0.01 per share; 250,000,000 shares authorized, 99 shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Additional paid-in capital	1,415,320	1,404,122
Accumulated earnings	873,773	590,895
Accumulated other comprehensive income	3,296	3,084
Stockholders’ equity	2,293,581	1,999,286
Noncontrolling interest in Summit Holdings	14,152	12,704
Total stockholders’ equity	2,307,733	2,011,990
Total liabilities and stockholders’ equity	$4,364,964	$4,255,692

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Cash Flows
($ in thousands)

	Nine months ended
	September 30,	October 1,
	2023	2022
Cash flows from operating activities:
Net income	$286,241	$245,617
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	168,758	160,162
Share-based compensation expense	15,116	15,058
Net gain on asset and business disposals	(5,790)	(180,240)
Non-cash loss on debt financings	161	—
Change in deferred tax asset, net	23,540	58,318
Other	(105)	(396)
Decrease (increase) in operating assets, net of acquisitions and dispositions:
Accounts receivable, net	(107,349)	(96,724)
Inventories	(23,935)	(53,762)
Costs and estimated earnings in excess of billings	(34,463)	(32,042)
Other current assets	4,438	(6,961)
Other assets	2,208	3,432
(Decrease) increase in operating liabilities, net of acquisitions and dispositions:
Accounts payable	48,524	44,510
Accrued expenses	19,034	(21,780)
Billings in excess of costs and estimated earnings	2,812	646
Tax receivable agreement benefit	(153,080)	954
Other liabilities	(2,486)	(4,601)
Net cash provided by operating activities	243,624	132,191
Cash flows from investing activities:
Acquisitions, net of cash acquired	(239,508)	(1,933)
Purchases of property, plant and equipment	(182,182)	(189,008)
Proceeds from the sale of property, plant and equipment	9,760	8,298
Proceeds from sale of businesses	—	373,790
Other	(3,602)	(2,214)
Net cash (used in) provided by investing activities	(415,532)	188,933
Cash flows from financing activities:
Debt issuance costs	(1,566)	—
Payments on debt	(8,520)	(113,769)
Purchase of tax receivable agreement interests	(122,935)	—
Payments on acquisition-related liabilities	(12,203)	(12,964)
Distributions from partnership	(60)	(399)
Repurchases of common stock	—	(100,980)
Proceeds from stock option exercises	112	199
Other	(6,011)	(774)
Net cash used in financing activities	(151,183)	(228,687)
Impact of foreign currency on cash	115	(1,732)
Net (decrease) increase in cash	(322,976)	90,705
Cash and cash equivalents—beginning of period	520,451	380,961
Cash and cash equivalents—end of period	$197,475	$471,666

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Revenue Data by Segment and Line of Business
($ in thousands)

	Three months ended		Nine months ended
	September 30,	October 1,	September 30,	October 1,
	2023	2022	2023	2022
Segment Net Revenue:
West	$461,094	$394,648	$1,095,502	$983,160
East	159,547	171,446	446,790	467,471
Cement	121,319	119,915	287,311	259,791
Net Revenue	$741,960	$686,009	$1,829,603	$1,710,422

Line of Business - Net Revenue:
Materials
Aggregates	$179,819	$163,524	$505,984	$448,397
Cement (1)	115,135	112,489	267,755	241,858
Products	346,824	311,125	835,925	795,491
Total Materials and Products	641,778	587,138	1,609,664	1,485,746
Services	100,182	98,871	219,939	224,676
Net Revenue	$741,960	$686,009	$1,829,603	$1,710,422

Line of Business - Net Cost of Revenue:
Materials
Aggregates	$73,733	$76,369	$251,781	$229,767
Cement	58,997	61,519	147,400	146,327
Products	277,498	250,591	678,593	659,342
Total Materials and Products	410,228	388,479	1,077,774	1,035,436
Services	80,094	79,719	182,093	187,259
Net Cost of Revenue	$490,322	$468,198	$1,259,867	$1,222,695

Line of Business - Adjusted Cash Gross Profit (2):
Materials
Aggregates	$106,086	$87,155	$254,203	$218,630
Cement (3)	56,138	50,970	120,355	95,531
Products	69,326	60,534	157,332	136,149
Total Materials and Products	231,550	198,659	531,890	450,310
Services	20,088	19,152	37,846	37,417
Adjusted Cash Gross Profit	$251,638	$217,811	$569,736	$487,727

Adjusted Cash Gross Profit Margin (2)
Materials
Aggregates	59.0%	53.3%	50.2%	48.8%
Cement (3)	46.3%	42.5%	41.9%	36.8%
Products	20.0%	19.5%	18.8%	17.1%
Services	20.1%	19.4%	17.2%	16.7%
Total Adjusted Cash Gross Profit Margin	33.9%	31.8%	31.1%	28.5%
________________________________________________________
(1) Net revenue for the cement line of business excludes revenue associated with hazardous and non-hazardous waste, which is processed into fuel and used in the cement plants and is included in services net revenue. Additionally, net revenue from cement swaps and other cement-related products are included in products net revenue.
(2) Adjusted cash gross profit is calculated as net revenue by line of business less net cost of revenue by line of business. Adjusted cash gross profit margin is defined as adjusted cash gross profit divided by net revenue.
(3) The cement adjusted cash gross profit includes the earnings from the waste processing operations, cement swaps and other products. Cement line of business adjusted cash gross profit margin is defined as cement adjusted cash gross profit divided by cement segment net revenue.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Volume and Price Statistics
(Units in thousands)

	Three months ended		Nine months ended
Total Volume	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Aggregates (tons)	15,654	16,267	44,622	46,489
Cement (tons)	746	841	1,787	1,887
Ready-mix concrete (cubic yards)	1,383	1,326	3,667	3,960
Asphalt (tons)	1,385	1,459	2,805	3,041

	Three months ended		Nine months ended
Pricing	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Aggregates (per ton)	$14.28	$12.48	$13.81	$11.89
Cement (per ton)	155.79	136.83	151.58	132.22
Ready-mix concrete (per cubic yards)	154.39	142.66	150.66	133.87
Asphalt (per ton)	85.20	73.26	84.36	71.74

	Three months ended		Nine months ended
	Percentage Change in		Percentage Change in
Year over Year Comparison	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	(3.8)%	14.4%	(4.0)%	16.1%
Cement (per ton)	(11.3)%	13.9%	(5.3)%	14.6%
Ready-mix concrete (per cubic yards)	4.3%	8.2%	(7.4)%	12.5%
Asphalt (per ton)	(5.1)%	16.3%	(7.8)%	17.6%

	Three months ended		Nine months ended
	Percentage Change in		Percentage Change in
Year over Year Comparison (Excluding acquisitions & divestitures)	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	(7.5)%	13.6%	(4.4)%	15.7%
Cement (per ton)	(11.3)%	13.9%	(5.3)%	14.6%
Ready-mix concrete (per cubic yards)	(12.2)%	8.1%	(13.9)%	12.1%
Asphalt (per ton)	2.5%	14.3%	5.5%	15.1%

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Gross Revenue to Net Revenue by Line of Business
($ and Units in thousands, except pricing information)

	Three months ended September 30, 2023
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	15,654	$14.28	$223,593	$(43,774)	$179,819
Cement	746	155.79	116,285	(1,150)	115,135
Materials			$339,878	$(44,924)	$294,954
Ready-mix concrete	1,383	154.39	213,546	(221)	213,325
Asphalt	1,385	85.20	117,980	(85)	117,895
Other Products			90,830	(75,226)	15,604
Products			$422,356	$(75,532)	$346,824

	Nine months ended September 30, 2023
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	44,622	$13.81	$616,257	$(110,273)	$505,984
Cement	1,787	151.58	270,916	(3,161)	267,755
Materials			$887,173	$(113,434)	$773,739
Ready-mix concrete	3,667	150.66	552,516	(843)	551,673
Asphalt	2,805	84.36	236,623	(284)	236,339
Other Products			253,342	(205,429)	47,913
Products			$1,042,481	$(206,556)	$835,925

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Non-GAAP Financial Measures
($ in thousands, except share and per share amounts)
The tables below reconcile our net income to Adjusted EBITDA by segment for the three and nine months ended September 30, 2023 and October 1, 2022.

Reconciliation of Net Income to Adjusted EBITDA	Three months ended September 30, 2023
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income	$92,652	$37,350	$43,347	$59,376	$232,725
Interest (income) expense	(4,068)	(3,055)	(5,135)	40,271	28,013
Income tax expense	1,644	—	—	22,264	23,908
Depreciation, depletion and amortization	28,443	15,103	12,123	1,022	56,691
EBITDA	$118,671	$49,398	$50,335	$122,933	$341,337
Accretion	258	483	20	—	761
Tax receivable agreement benefit	—	—	—	(153,080)	(153,080)
Non-cash compensation	—	—	—	5,192	5,192
Argos USA acquisition and integration costs	—	—	—	17,859	17,859
Other	(1,083)	208	—	(2,675)	(3,550)
Adjusted EBITDA	$117,846	$50,089	$50,355	$(9,771)	$208,519
Adjusted EBITDA Margin (1)	25.6%	31.4%	41.5%		28.1%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three months ended October 1, 2022
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$76,350	$30,225	$40,748	$(59,672)	$87,651
Interest (income) expense	(4,475)	(2,602)	(5,110)	34,167	21,980
Income tax expense	1,384	—	—	23,445	24,829
Depreciation, depletion and amortization	24,676	15,063	10,879	821	51,439
EBITDA	$97,935	$42,686	$46,517	$(1,239)	$185,899
Accretion	232	382	80	—	694
Loss (gain) on sale of businesses	—	1,005	—	(5,120)	(4,115)
Non-cash compensation	—	—	—	4,902	4,902
Other	114	46	—	(2,652)	(2,492)
Adjusted EBITDA	$98,281	$44,119	$46,597	$(4,109)	$184,888
Adjusted EBITDA Margin (1)	24.9%	25.7%	38.9%		27.0%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Nine months ended September 30, 2023
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$179,928	$77,936	$88,193	$(59,816)	$286,241
Interest (income) expense	(10,777)	(8,707)	(14,988)	117,807	83,335
Income tax expense	3,861	—	—	36,062	39,923
Depreciation, depletion and amortization	82,450	45,454	29,973	3,044	160,921
EBITDA	$255,462	$114,683	$103,178	$97,097	$570,420
Accretion	768	1,385	59	—	2,212
Loss on debt financings	—	—	—	493	493
Tax receivable agreement benefit	—	—	—	(153,080)	(153,080)
Non-cash compensation	—	—	—	15,116	15,116
Argos USA acquisition and integration costs	—	—	—	17,859	17,859
Other	(1,189)	490	—	(10,856)	(11,555)
Adjusted EBITDA	$255,041	$116,558	$103,237	$(33,371)	$441,465
Adjusted EBITDA Margin (1)	23.3%	26.1%	35.9%		24.1%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Nine months ended October 1, 2022
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$153,857	$101,680	$70,958	$(80,878)	$245,617

Interest (income) expense	(12,480)	(8,767)	(14,932)	98,907	62,728
Income tax expense (benefit)	2,547	(106)	—	71,592	74,033
Depreciation, depletion and amortization	70,803	47,470	27,760	2,340	148,373
EBITDA	$214,727	$140,277	$83,786	$91,961	$530,751
Accretion	692	1,185	233	—	2,110
Tax receivable agreement expense	—	—	—	954	954
Gain on sale of businesses	—	(42,652)	—	(131,721)	(174,373)
Non-cash compensation	—	—	—	15,058	15,058
Other	198	139	—	(2,652)	(2,315)
Adjusted EBITDA	$215,617	$98,949	$84,019	$(26,400)	$372,185
Adjusted EBITDA Margin (1)	21.9%	21.2%	32.3%		21.8%
________________________________________________
(1) Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of net revenue.

The table below reconciles our net income attributable to Summit Materials, Inc. to adjusted diluted net income per share for the three and nine months ended September 30, 2023 and October 1, 2022. The per share amount of the net income attributable to Summit Materials, Inc. presented in the table is calculated using the total equity interests for the purpose of reconciling to adjusted diluted net income per share.

	Three months ended				Nine months ended
	September 30, 2023		October 1, 2022		September 30, 2023		October 1, 2022
Reconciliation of Net Income Per Share to Adjusted Diluted EPS	Net Income	Per Equity Unit	Net Income	Per Equity Unit	Net Income	Per Equity Unit	Net Income	Per Equity Unit
Net income attributable to Summit Materials, Inc.	$230,045	$1.91	$86,489	$0.71	$282,878	$2.36	$242,310	$1.99
Adjustments:
Net income attributable to noncontrolling interest	2,680	0.02	1,162	0.01	3,363	0.03	3,307	0.03
Argos USA acquisition and integration costs	17,859	0.15	—	—	17,859	0.15	—	—
Gain on sale of businesses, net of tax	—	—	(3,406)	(0.02)	—	—	(130,975)	(1.08)
Loss on debt financings	—	—	—	—	493	—	—	—
Adjusted diluted net income before tax related adjustments	250,584	2.08	84,245	0.70	304,593	2.54	114,642	0.94
Tax receivable agreement (benefit) expense	(153,080)	(1.27)	—	—	(153,080)	(1.28)	954	0.01
Adjusted diluted net income	$97,504	$0.81	$84,245	$0.70	$151,513	$1.26	$115,596	$0.95
Weighted-average shares:
Basic Class A common stock	118,928,799		119,753,806		118,780,523		120,196,211
LP Units outstanding	1,303,990		1,312,797		1,308,417		1,313,603
Total equity units	120,232,789		121,066,603		120,088,940		121,509,814

The following table reconciles operating income to Adjusted Cash Gross Profit and Adjusted Cash Gross Profit Margin for the three and nine months ended September 30, 2023 and October 1, 2022.

	Three months ended		Nine months ended
	September 30,	October 1,	September 30,	October 1,
Reconciliation of Operating Income to Adjusted Cash Gross Profit	2023	2022	2023	2022
($ in thousands)
Operating income	$127,983	$127,062	$242,141	$204,003
General and administrative expenses	50,895	39,232	150,731	136,897
Depreciation, depletion, amortization and accretion	57,452	52,133	163,133	150,483
Transaction costs	17,442	727	19,518	2,637
Gain on sale of property, plant and equipment	(2,134)	(1,343)	(5,787)	(6,293)
Adjusted Cash Gross Profit (exclusive of items shown separately)	$251,638	$217,811	$569,736	$487,727
Adjusted Cash Gross Profit Margin (exclusive of items shown separately) (1)	33.9%	31.8%	31.1%	28.5%
_______________________________________________________
(1) Adjusted Cash Gross Profit Margin is defined as Adjusted Cash Gross Profit as a percentage of net revenue.

The following table reconciles net cash provided by operating activities to free cash flow for the three and nine months ended September 30, 2023 and October 1, 2022.

	Three months ended		Nine months ended
	September 30,	October 1,	September 30,	October 1,
($ in thousands)	2023	2022	2023	2022
Net income	$232,725	$87,651	$286,241	$245,617
Non-cash items	75,262	66,334	201,680	52,902
Net income adjusted for non-cash items	307,987	153,985	487,921	298,519
Change in working capital accounts	(158,405)	(38,048)	(244,297)	(166,328)
Net cash provided by operating activities	149,582	115,937	243,624	132,191
Capital expenditures, net of asset sales	(51,289)	(56,557)	(172,422)	(180,710)
Free cash flow	$98,293	$59,380	$71,202	$(48,519)

Contact:

Andy Larkin
VP, Investor Relations
andy.larkin@summit-materials.com
720-618-6013